Exhibit 5.1

February 8, 2017

Vapor Corp.

3800 North 28th Way

Hollywood, Florida 33020

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by Vapor Corp., a Delaware corporation (the “Company ”), with the Securities and Exchange Commission (the “Commission ”) on or about February 8, 2017 (the “Registration Statement ”) in connection with the registration under the Securities Act of 1933, as amended (“Securities Act ”), of an aggregate of 100,000,000,000 shares (the “ Shares ”) of the Company’s common stock, $0.001 par value per share (the “Common Stock ”), subject to issuance by the Company upon the exercise of awards granted or to be granted under the Company’s 2015 Equity Incentive Plan, amended (the “2015 Plan”). At your request, we are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included (i) the Registration Statement, to be filed with the; (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-laws of the Company, as currently in effect; (iv) the Plan; (v) the option agreements for the issuance of the awards pursuant to the Plan and (iv) resolutions of the board of directors of the Company (or a committee thereof) relating to, among other things, the approval of the Plan and the reservation for issuance of the shares of Common Stock issuable thereunder. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to, and express no opinion as to, the genuineness of all signatures on original documents by the Company. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that there has been no amendment to, or revocation of, any corporate proceedings of the board of directors of the Company referenced in this letter.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company.

In connection with our opinion expressed in paragraph (2) below, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the registration will apply to all the Shares and will not have been modified or rescinded and (ii) the absence of any future amendment to the Company’s Certificate of Incorporation that would make the Common Stock assessable.

Vapor Corp.

February 8, 2017

Based upon, and subject to, the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 100,000,000,000 shares of Common Stock that may be issued and sold by the Company upon the exercise of awards granted or to be granted under the 2015 Plan, when issued, sold and delivered in accordance with the 2015 Plan and Plan Agreements and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.

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Vapor Corp.

February 8, 2017

This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Cozen O’Connor

Cozen O’Connor